EXHIBIT 23.1

                           [PORTER KEADLE MOORE, LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 30, 2004 accompanying the consolidated financial statements included in the Annual Report of Georgian Bancorporation, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Georgian Bancorporation, Inc. on Form S-8 (file no. 333-102796).

                                                 /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 29, 2004


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